Exhibit 23.3
Consent of Qualified Person

I, Susan Patton, Principal Consultant, RESPEC, am the qualified person (as defined in Item 1300 of Regulation S-K) that reviewed, in accordance with Items 601(b)(96) and 1300 through 1305 of Regulation S-K, the Updated Technical Report Summary relating to lithium and lithium carbonate equivalent mineral resources at the Ogden, Utah facility of Compass Minerals International, Inc., a Delaware corporation (the “Registrant”), dated September 14, 2022, with an effective date of March 3, 2022 (the “TRS”), filed as Exhibit 96.1 to the Registrant’s Current Report on Form 8-K filed on September 14, 2022 and incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023 (the “Form 10-K”), and hereby consent to:

1.the incorporation by reference of the TRS into the Form 10-K and the following registration statements of the Registrant (collectively, the “Registration Statements”):

a.Registration Statement on Form S-8 (Registration No. 333-119410), filed on September 30, 2004, relating to the Compass Minerals International, Inc. Directors’ Deferred Compensation Plan;

b.Registration Statement on Form S-8 (Registration No. 333-121965), filed on January 11, 2005, relating to the Compass Minerals International, Inc. Savings Plan;

c.Registration Statement on Form S-8 (Registration No. 333-127699), filed on August 19, 2005, relating to the Compass Minerals International, Inc. 2005 Incentive Award Plan;

d.Registration Statement on Form S-8 (Registration No. 333-203922), filed on May 6, 2015, relating to the Compass Minerals International, Inc. 2015 Incentive Award Plan;

e.Registration Statement on Form S-8 (Registration No. 333-238252), filed on May 14, 2020, relating to the Compass Minerals International, Inc. 2020 Incentive Award Plan;

f.Registration Statement on Form S-8 (Registration No. 333-265569), filed on June 14, 2022, relating to the Compass Minerals International, Inc. 2020 Incentive Award Plan; and

g.Registration Statement on Form S-3 (Registration No. 333-274622), effective September 29, 2023;

2.the use of and references to my name, including my status as an expert or qualified person (as defined in Item 1300 of Regulation S-K) with respect to the TRS, in connection with the Form 10-K and the Registration Statements; and

3.the inclusion in the Form 10-K of any quotation from, or summarization of, the TRS and the incorporation by reference into the Registration Statements of any quotation from, or summarization of, the TRS in the Form 10-K.

Exhibit 23.3

Date: November 29, 2023	/s/ Susan Patton
Name: Susan Patton
Title: Principal Consultant RESPEC